UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2012

Motorola Mobility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)
001-34805		27-2780868
(Commission File Number)		(IRS Employer Identification No.)

600 North US Highway 45, Libertyville, IL	60048
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code:  (847) 523-5000

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Upon agreement with Motorola Mobility Holdings, Inc. (“Motorola Mobility”) and Google Inc. (“Google”), China has extended the second phase of the investigation for the Anti-Monopoly Bureau of the Ministry of Commerce People’s Republic of China (“MOFCOM”) to review the pending transaction between Motorola Mobility and Google.  Motorola Mobility and Google continue to work closely with MOFCOM to conclude its investigation and expect the transaction to close during the first half of 2012.  The transaction has been investigated and cleared without conditions in all other jurisdictions with pre-closing clearance requirements.  Motorola Mobility and Google can provide no assurances as to whether or when the transaction will receive clearance by MOFCOM.

Motorola Mobility cautions the reader that this document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, the expected closing date of the proposed Google transaction and the expected timeframe for regulatory decisions. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements including, but not limited to, the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory and other approvals at all or in a timely manner; and the other risks and uncertainties contained and identified in Motorola Mobility’s filings with the Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this document are made only as of the date hereof. Motorola Mobility undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.
Date: March 18, 2012
	By:	/s/ Carol H. Forsyte
		Name:	Carol H. Forsyte
		Title:	Corporate Vice President, Law and Secretary